Exhibit 99.1

Contacts:

Investors

Bob Okunski

408-240-5447

bokunski@8point3energypartners.com

Media

Natalie Wymer

408-457-2348

media@8point3energypartners.com

8point3 Energy Partners Reports First Quarter 2017 Results

Sponsors Considering Alternatives for their Partnership Interests

Increased First Quarter Distribution by 3.0 percent over Fourth Quarter Distribution

SAN JOSE, Calif., Apr. 5, 2017 – 8point3 Energy Partners LP (NASDAQ:CAFD) today announced financial results for its first fiscal quarter ended February 28, 2017.

•	Exceeded Q1 2017 revenue, net loss, Adjusted EBITDA and CAFD guidance
•	Completed acquisition of minority stake in First Solar’s Stateline project
•	Declared Q1 2017 distribution of $0.2565 per share, an increase of 3.0 percent over the Q4 2016 distribution
•	Forecasts Q2 2017 distribution of $0.2642 per share, an increase of 3.0 percent compared to the Q1 2017 distribution
•	2017 financial guidance remains unchanged, reiterates fiscal year 2017 distribution growth of 12%

For the first quarter of fiscal 2017, 8point3 Energy Partners reported revenue of $9.9 million, net loss of $5.3 million, adjusted EBITDA of $13.1 million and cash available for distribution (CAFD) of $22.1 million.

"Our high-quality solar portfolio performed well as we exceeded our key financial metrics for the quarter while once again raising our quarterly distribution,” said Chuck Boynton, 8point3 Energy Partners CEO. “As of the end of February, our portfolio consisted of interests in 945-megawatts (MW) of U.S. solar generating assets including the recent acquisition of First Solar’s 34 percent minority interest in its 300-MW Stateline project.  The Stateline project is expected to generate approximately $32 million in annual cash distributions and has a 20 year contract life.  With this acquisition, our portfolio is now expected to generate annual CAFD of approximately $100 million in 2017.”

"We were pleased to achieve our financial goals for the quarter as we benefitted from the continued stable performance of our asset portfolio,” said Bryan Schumaker, 8point3 Energy Partners chief financial officer.  “With the completion of our Stateline interest acquisition and the predictable cash flows from our other projects, we believe we will be able to reduce leverage and achieve our distribution growth rate target of 12 percent this year.”

Also, First Solar, one of the Partnership’s sponsors, has publicly announced and notified the general partner’s Board of Directors of its intention to explore alternatives related to its interests in the Partnership.  Given First Solar’s intention, SunPower, the Partnership’s other sponsor, has likewise publicly announced and notified the general partner’s Board of Directors that it is exploring alternatives related to its interests in the Partnership, including but not limited to, seeking a potential new joint venture partner in the Partnership.

The sponsors have stated that they will engage financial advisors to review their alternatives with respect to their interests in the Partnership and that they intend to coordinate their review process.  Although our sponsors have publicly announced their current intentions, there is no assurance that either or both of our sponsors will pursue or effect any particular alternative. The decision by the sponsors to consider their alternatives for their interests in the Partnership may result in interest from third parties about also acquiring the public ownership in the Partnership.  In such event, the Partnership would refer any such proposal to the Conflicts Committee of the Board of Directors of the Partnership’s general partner for evaluation.  The Partnership does not intend to disclose further developments with respect to this evaluation process except as required by law or otherwise deemed appropriate.  The sponsor-appointed directors and officers of the general partner of the Partnership remain committed to prudently managing the partnership throughout this evaluation process.

“8point3’s strong operating performance over the last two years has shown that owning a portfolio of high-quality solar assets can successfully generate long-term, stable cash flow growth for investors.  Despite the sponsors’ review of alternatives with respect to their interests in the Partnership, I want to assure our investors that we do not expect this process to have an impact on our financial results for the year.  Given our cash flow profile, we are well positioned to achieve our guidance for the year as well as reach our 12 percent distribution growth rate for 2017,” concluded Boynton.

Additionally, the Conflicts Committee of the Board of Directors of the Partnership’s general partner has agreed to waive the negotiation period with respect to First Solar’s 179-MW Switch Station project, allowing for a potential third party sale.  Also, First Solar has formally offered its 280-MW California Flats and 40-MW Cuyama projects, currently included in the Right of First Offer (ROFO) portfolio, to the Partnership.  If the Partnership does not acquire these projects from First Solar, those projects are expected to be sold to third parties as permitted under our ROFO with First Solar.

The Board of Directors of the Partnership’s general partner also declared a cash distribution for its Class A shares of $0.2565 per share for the first quarter. The first quarter distribution will be paid on April 14, 2017 to shareholders of record as of April 4, 2017.

Additionally, the Partnership commenced a $125 million at-the-market (ATM) equity offering program during the quarter.  The Partnership did not utilize the facility during the first quarter of 2017.

Guidance

The Partnership’s second quarter 2017 guidance is as follows: revenue of $14.0 million to $16.0 million, net income of $3.0 million to $5.0 million, adjusted EBITDA of $24.0 million to $26.5 million, CAFD of $15.0 million to $17.5 million and a distribution of $0.2642 per share, a forecasted increase of 3.0 percent compared to the Q1 2017 distribution.

The Partnership’s fiscal year 2017 guidance remains unchanged:  revenue of $63.3 million to $66.7 million, net income of $27.0 million to $32.6 million, Adjusted EBITDA of $106.5 million to $113.1 million and CAFD of $91.5 million to $101.0 million.  The Partnership also expects a distribution growth rate of 12 percent for fiscal year 2017.

About 8point3 Energy Partners
8point3 Energy Partners LP (NASDAQ:CAFD) is a growth-oriented limited partnership formed by First Solar, Inc. and SunPower Corporation to own, operate and acquire solar energy generation projects. 8point3 Energy Partners’ primary objective is to generate predictable cash distributions that grow at a sustainable rate. The Partnership owns interests in projects in the United States that generate long-term contracted cash flows and serve utility, commercial and residential customers. For more information about 8point3 Energy Partners, please visit: www.8point3energypartners.com.

For 8point3 Energy Partners Investors

This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning the sponsors’ ownership interest in the Partnership, expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the

Partnership and its subsidiaries, including guidance regarding the Partnership’s revenue, Adjusted EBITDA, cash available for distribution and distributions, other future actions, conditions or events such as the projected commercial operation dates of projects, future operating results or the ability to generate sales, income or cash flow or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, April 5, 2017, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described under “Risk Factors” in the Partnership’s Annual Report on Form 10-K for the fiscal year ended November 30, 2016, filed with the Securities and Exchange Commission on January 26, 2017. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

Non-GAAP Financial Information

This earnings release includes certain financial measures that are not defined under U.S. generally accepted accounting principles (GAAP), including Adjusted EBITDA and cash available for distribution. Such non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. We reconcile these non-GAAP financial measures to the most directly comparable financial measure prepared in accordance with GAAP in the tables that accompany this release. In the introduction to such reconciliation tables that accompany this release, we disclose the reasons why we believe our use of the non-GAAP financial measures in this release provides useful information. Please read “Non-GAAP Financial Measures” below for further details on our use of non-GAAP financial measures.

8point3 Energy Partners LP

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	February 28,	November 30,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$7,010	$14,261
Accounts receivable and short-term financing receivables, net	5,665	5,401
Prepaid and other current assets[1]	9,369	15,745
Total current assets	22,044	35,407
Property and equipment, net	726,189	720,132
Long-term financing receivables, net	79,232	80,014
Investments in unconsolidated affiliates	788,000	475,078
Other long-term assets	25,515	24,432
Total assets	$1,640,980	$1,335,063
Liabilities and Equity
Current liabilities:
Accounts payable and other current liabilities[1]	$11,144	$23,771
Short-term debt and financing obligations[1]	2,200	1,964
Deferred revenue, current portion	612	870
Total current liabilities	13,956	26,605
Long-term debt and financing obligations[1]	708,473	384,436
Deferred revenue, net of current portion	243	308
Deferred tax liabilities	31,264	30,733
Asset retirement obligations	14,129	13,448
Total liabilities	768,065	455,530
Redeemable noncontrolling interests	17,346	17,624
Commitments and contingencies
Equity:
Class A shares, 28,076,907 and 28,072,680 issued and outstanding as of February 28, 2017 and November 30, 2016, respectively	249,194	249,138
Class B shares, 51,000,000 issued and outstanding as of February 28, 2017 and November 30, 2016	—	—
Accumulated earnings	16,311	22,440
Total shareholders' equity attributable to 8point3 Energy Partners LP	265,505	271,578
Noncontrolling interests	590,064	590,331
Total equity	855,569	861,909
Total liabilities and equity	$1,640,980	$1,335,063
[1]

The Partnership has related-party balances for transactions made with the Sponsors and tax equity investors. Related-party balances recorded within “Prepaid and other current assets” in the unaudited condensed consolidated balance sheets were $0.8 million and $0.9 million as of February 28, 2017 and November 30, 2016, respectively. Related-party balances recorded within “Accounts payable and other current liabilities” in the unaudited condensed consolidated balance sheets were $6.4 million and $19.7 million due to Sponsors as of February 28, 2017 and November 30, 2016, respectively, and $1.0 million due to tax equity investors as of both February 28, 2017 and November 30, 2016. Related-party balances recorded within “Short-term debt and financing obligations” and “Long-term debt and financing obligations” in the unaudited condensed consolidated balance sheets were $2.2 million and $47.8 million, respectively, as of February 28, 2017, and $2.0 million and zero, respectively, as of November 30, 2016.

8point3 Energy Partners LP

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	February 28,	February 29,
	2017	2016
Revenues:
Operating revenues[1]	$9,897	$7,102
Total revenues	9,897	7,102
Operating costs and expenses[1]:
Cost of operations	2,222	1,266
Selling, general and administrative	1,902	1,636
Depreciation and accretion	6,763	4,626
Acquisition-related transaction costs	13	833
Total operating costs and expenses	10,900	8,361
Operating loss	(1,003)	(1,259)
Other expense (income):
Interest expense	5,495	2,873
Interest income	(271)	(285)
Other expense (income):	(834)	74
Total other expense, net	4,390	2,662
Loss before income taxes	(5,393)	(3,921)
Income tax provision	(533)	(3,537)
Equity in earnings of unconsolidated investees	606	405
Net loss	(5,320)	(7,053)
Less: Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(6,181)	(12,361)
Net income attributable to 8point3 Energy Partners LP Class A shares	$861	$5,308
Net income per Class A share:
Basic	$0.03	$0.27
Diluted	$0.03	$0.27
Distributions per Class A share:	$0.25	$0.22
Weighted average number of Class A shares:
Basic	28,073	20,007
Diluted	43,573	35,507

[1]

The Partnership has related-party activities for transactions made with the Sponsors. Related party transactions recorded within “Operating revenues” in the unaudited condensed consolidated statement of operations were $1.3 million for each of the three months ended February 28, 2017 and February 29, 2016. Related party transactions recorded within “Operating costs and expenses” in the unaudited condensed consolidated statement of operations were $2.0 million and $1.4 million for the three months ended February 28, 2017 and February 29, 2016, respectively.

8point3 Energy Partners LP

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	February 28,	February 29,
	2017	2016
Cash flows from operating activities:
Net loss	$(5,320)	$(7,053)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	6,871	4,626
Unrealized loss (gain) on interest rate swap	(670)	74
Distributions from unconsolidated investees	1,107	2,694
Equity in earnings of unconsolidated investees	(606)	(405)
Deferred income taxes	531	3,537
Share-based compensation	56	56
Amortization of debt issuance costs	237	153
Other, net	(8)	95
Changes in operating assets and liabilities:
Accounts receivable and financing receivable, net	501	(546)
Prepaid and other current assets	5,627	(550)
Deferred revenue	(319)	(336)
Accounts payable and other current liabilities	1,457	553
Net cash provided by operating activities	9,464	2,898
Cash flows from investing activities:
Cash provided by (used in) purchases of property and equipment	(86)	1,341
Cash paid for acquisitions	(304,432)	(4,887)
Distributions from unconsolidated investees	16,604	3,584
Net cash provided by (used in) investing activities	(287,914)	38
Cash flows from financing activities:
Proceeds from issuance of bank loans, net of issuance costs	275,987	—
Repayment of promissory note to First Solar	(1,964)	—
Capital contributions from SunPower	—	9,973
Cash distribution to Class A shareholders	(6,990)	(4,341)
Cash distributions to Sponsors as OpCo unit holders	(12,699)	—
Cash contributions from noncontrolling interests and redeemable noncontrolling interests - tax equity investors	18,750	—
Cash distributions to noncontrolling interests and redeemable noncontrolling interests - tax equity investors	(1,885)	(484)
Net cash provided by financing activities	271,199	5,148
Net increase (decrease) in cash and cash equivalents	(7,251)	8,084
Cash and cash equivalents, beginning of period	14,261	56,781
Cash and cash equivalents, end of period	$7,010	$64,865
Non-cash transactions:
Issuance by OpCo of promissory note to First Solar in connection with the Stateline Acquisition	$50,000	$—
Property and equipment acquisitions funded by liabilities	4,287	3,435
Noncontrolling interests obtained through acquisition	1,078	864
Accrued distributions to noncontrolling interests and redeemable noncontrolling interests - tax equity investors	581	630

Non-GAAP Financial Measures

Our management uses a variety of financial metrics to analyze our performance. The key financial metrics we evaluate are Adjusted EBITDA and cash available for distribution.

Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus interest expense, net of interest income, income tax provision, depreciation, amortization and accretion, including our proportionate share of net interest expense, income taxes and depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method, and share-based compensation and transaction costs incurred for our acquisitions of projects; and excluding the effect of certain other non-cash or non-recurring items that we do not consider to be indicative of our ongoing operating performance such as, but not limited to, mark to market adjustments to the fair value of derivatives related to our interest rate hedges. Adjusted EBITDA is a non-U.S. GAAP financial measure. This measurement is not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The U.S. GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and borrowers’ ability to service debt. In addition, Adjusted EBITDA is used by our management for internal planning purposes including certain aspects of our consolidated operating budget and capital expenditures. It is also used by investors to assess the ability of our assets to generate sufficient cash flows to make distributions to our Class A shareholders.

However, Adjusted EBITDA has limitations as an analytical tool because it does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments, does not reflect changes in, or cash requirements for, working capital, does not reflect significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt or cash distributions on tax equity, does not reflect payments made or future requirements for income taxes, and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results of operations. Adjusted EBITDA is a non-U.S. GAAP measure and should not be considered an alternative to net income (loss) or any other performance measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of Adjusted EBITDA are not necessarily comparable to EBITDA as calculated by other companies. Investors should not rely on these measures as a substitute for any U.S. GAAP measure, including net income (loss).

Cash Available for Distribution. We use cash available for distribution, which we define as Adjusted EBITDA less equity in earnings of unconsolidated affiliates, cash interest paid, cash income taxes paid, maintenance capital expenditures, cash distributions to noncontrolling interests and principal amortization of indebtedness plus cash distributions from unconsolidated affiliates, indemnity payments and working capital loans from Sponsors, test electricity generation, cash proceeds from sales-type residential leases, state and local rebates and cash proceeds for reimbursable network upgrade costs. Our cash flow is generated from distributions we receive from OpCo each quarter. OpCo’s cash flow is generated primarily from distributions from the Project Entities. As a result, our ability to make distributions to our Class A shareholders depends primarily on the ability of the Project Entities to make cash distributions to OpCo and the ability of OpCo to make cash distributions to its unitholders.

We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make our distributions. In addition, cash available for distribution is used by our management team for determining future acquisitions and managing our growth. The U.S. GAAP measure most directly comparable to cash available for distribution is net income (loss).

However, cash available for distribution has limitations as an analytical tool because it does not capture the level of capital expenditures necessary to maintain the operating performance of our projects, does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. Cash available for distribution is a non-U.S. GAAP measure and should not be considered an alternative to net income (loss) or any other performance measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of cash available for distribution are not necessarily comparable to cash available for distribution as calculated by other companies. Investors should not rely on these measures as a substitute for any U.S. GAAP measure, including net income (loss).

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA and cash available for distribution for the three months ended February 28, 2017, November 30, 2016 and February 29, 2016:

8point3 Energy Partners LP

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Distribution (CAFD)

(Unaudited)

	Three Months Ended
	February 28,	November 30,	February 29,
(in thousands)	2017	2016	2016
Net income (loss)	$(5,320)	$4,250	$(7,053)
Add (Less):
Interest expense, net of interest income	5,224	2,664	2,588
Income tax provision	533	2,963	3,537
Depreciation, amortization and accretion	6,871	6,556	4,626
Share-based compensation	56	56	56
Acquisition-related transaction costs (1)	13	10	833
Unrealized gain (loss) on derivatives (2)	(670)	(972)	74
Add proportionate share from equity method investments (3)
Interest expense, net of interest income	130	(375)	(42)
Depreciation, amortization and accretion	6,224	3,142	3,052
Adjusted EBITDA	$13,061	$18,294	$7,671
Less:
Equity in earnings of unconsolidated affiliates, net with (3) above (4)	(6,960)	(7,604)	(3,415)
Cash interest paid (5)	(4,761)	(3,000)	(2,788)
Cash income taxes paid	—	(2)	—
Maintenance capital expenditures	—	(50)	—
Cash distributions to non-controlling interests	(1,885)	(2,412)	(484)
Short-term note (6)	(1,964)	—	—
Add:
Cash distributions from unconsolidated affiliates (7)	17,711	14,054	6,424
Indemnity payment from Sponsors (8)	65	279	9,973
State and local rebates (9)	—	—	299
Cash proceeds from sales-type residential leases, net (10)	671	649	641
Test electricity generation (11)	10	—	—
Cash proceeds for reimbursable network upgrade costs (12)	6,123	222	—
Cash available for distribution	$22,071	$20,430	$18,321

(1)	Represents acquisition-related financial advisory, legal and accounting fees associated with ROFO Project interests purchased and expected to be purchased by us in the future.
(2)	Represents the changes in fair value of interest rate swaps that were not designated as cash flow hedges.
(3)	Represents our proportionate share of net interest expense, depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.
(4)

Equity in earnings of unconsolidated affiliates represents the earnings from the Solar Gen 2 Project, the North Star Project, the Lost Hills Blackwell Project, the Henrietta Project, and the Stateline Project and is included on our unaudited condensed consolidated statements of operations.

(5)	Represents cash interest payments related to OpCo’s senior secured credit facility and the Stateline Promissory Note.
(6)	Represents repayment of a working capital loan from First Solar.
(7)

Cash distributions from unconsolidated affiliates represent the cash received by OpCo with respect to its 49% interest in the Solar Gen 2 Project, the North Star Project, the Lost Hills Blackwell Project, the Henrietta Project, and its 34% interest in the Stateline Project.

(8)	Represents indemnity payments from the Sponsors owed to OpCo in accordance with the Omnibus Agreement.

(9)

State and local rebates represent cash received from state or local governments for owning certain solar power systems. The receipt of state and local rebates is accounted for as a reduction in the asset carrying value rather than operating revenue.

(10)

Cash proceeds from sales-type residential leases, net, represent gross rental cash receipts for sales-type leases, less sales-type revenue and lease interest income that is already reflected in net income (loss) during the period. The corresponding revenue for such leases was recognized in the period in which such lease was placed in service, rather than in the period in which the rental payment was received, due to the characterization of these leases under U.S. GAAP.

(11)

Test electricity generation represents the sale of electricity that was generated prior to COD by Macy’s Maryland Project for the three months ended February 28, 2017. Solar systems may begin generating electricity prior to COD as a result of the installation and interconnection of individual solar modules, which occurs over time during the construction and commission period. The sale of test electricity generation is accounted for as a reduction in the asset carrying value rather than operating revenue prior to COD, even though it generates cash for the related Project Entity.

(12)	Cash proceeds from a utility company related to reimbursable network upgrade costs associated with the Quinto Project and the Kingbird Project.

8point3 Energy Partners LP

FY 2017 Q2 Guidance

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)

(in millions)	Low	High
Net income	$3.0	$5.0
Add (Less):
Interest expense, net of interest income	6.3	6.3
Income tax provision	1.3	1.8
Depreciation, amortization and accretion	7.0	7.0
Share-based compensation	0.1	0.1
Add proportionate share from equity method investments (1):
Depreciation, amortization and accretion	6.3	6.3
Adjusted EBITDA	$24.0	$26.5
Less:
Equity in earnings of unconsolidated affiliates, net with (1)	(13.6)	(13.6)
Cash interest paid	(6.3)	(6.3)
Cash distributions to non-controlling interests	(2.4)	(2.4)
Add:
Cash distributions from unconsolidated affiliates	9.2	9.2
Network upgrade refund	3.5	3.5
Cash proceeds from sales-type residential leases	0.6	0.6
Estimated cash available for distribution	$15.0	$17.5

(1)	Represents our proportionate share of net interest expense, depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.

8point3 Energy Partners LP

FY 2017 Guidance

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)

(in millions)	Low	High
Net income	$27.0	$32.6
Add (Less):
Interest expense, net of interest income	24.3	24.3
Income tax provision	3.4	4.4
Depreciation, amortization and accretion	26.3	26.3
Share-based compensation	0.2	0.2
Add proportionate share from equity method investments (1):
Depreciation, amortization and accretion	25.3	25.3
Adjusted EBITDA	$106.5	$113.1
Less:
Equity in earnings of unconsolidated affiliates, net with (1)	(60.4)	(63.5)
Cash interest paid	(24.3)	(24.3)
Cash distributions to non-controlling interests	(9.2)	(9.2)
Add:
Cash distributions from unconsolidated affiliates	65.1	71.1
Network upgrade refund	13.2	13.2
Cash proceeds from sales-type residential leases	2.6	2.6
Repayment of working capital loan	(2.0)	(2.0)
Estimated cash available for distribution	$91.5	$101.0

(1)	Represents our proportionate share of net interest expense, depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.